Exhibit 99.1

Hirsch Reports 150% Increase in 2006 Net Income and Tripling of Operating Profits

New Products and Strong Balance Sheet Provide Opportunity for 2007

HAUPPAUGE, NY – March 20, 2007 – Hirsch International Corp. (NASDAQ: HRSH; “Hirsch”), the leading provider of advanced commercial embroidery systems and support services in the U.S. and the recently appointed exclusive distributor of MHM screenprinting equipment and support services in North America, reported its financial results for the fourth quarter and eleven months ended December 31, 2006. Hirsch has changed its fiscal year end from January 28th to December 31st, which is reflected in the Company’s reporting of financial results for the eleven months ended December 31, 2006 as compared to the twelve months ended January 28, 2006.

Highlights of the fourth quarter and year ended December 31, 2006 results are as follows:

•

Net sales increased $3.2 million to $15.2 million for the quarter ended December 31, 2006, as compared to $12.0 million for last year’s fourth quarter which ended January 28, 2006. For the eleven months ended December 31, 2006, net sales were $49.9 million as compared to $51.1 million for the prior twelve month period ended January 28, 2006.

•

For the quarter ended December 31, 2006, gross profit increased $1.1 million to $5.4 million, as compared to $4.3 million for the quarter ended January 28, 2006. For the eleven months ended December 31, 2006, gross profit was $17.5 million, or 35.1% of net sales, as compared to $17.1 million for the twelve months ended January 28, 2006, or 33.4% of net sales.

•

Operating expense decreased $200,000 to $4.4 million from $4.6 million for the quarter ended December 31, 2006, as compared to the quarter ended January 28, 2006, and decreased $1.1 million to $15.4 million for eleven months ended December 31, 2006 as compared to $16.5 million for the twelve months ended January 28, 2006. For the eleven months ended December 31, 2006 and for the twelve months ended January 28, 2006, operating expense as a percentage of revenue remained relatively constant. Included in the twelve months ended January 28, 2006, was a $147,000 charge for severance costs associated with the Company’s continuing reorganization.

•

Operating income for the quarter ended December 31, 2006 was $1.0 million, an improvement of $1.2 million over the operating loss of $0.2 million for the fiscal quarter ended January 28, 2006. For the eleven months ended December 31, 2006, operating income improved by $1.5 million to $2.1 million from $0.6 million for the twelve months ended January 28, 2006.

•

For the quarter ended December 31, 2006 the Company reported net income of $35,000 versus net loss of $291,000 for the quarter ended January 28, 2006. Included in the three months ended December 31, 2006 was a $1.0 million reserve against the note receivable from Sheridan Square Entertainment and included in the quarter ended January 28, 2006 was income from discontinued operations of $447,000. For the eleven months ended December 31, 2006, the Company reported net income of $1.3 million, compared to net income of $537,000 for the twelve months ended January 28, 2006.

“We are pleased with the growth we achieved in calendar 2006, improving our overall financial performance in key areas, including operating income, gross margin and net income,” said Paul Gallagher, Hirsch’s President and Chief Executive Officer. “While in 2005 we focused on perfecting the business model we have built around our legacy ‘Tajima USA Sales & Support by Hirsch’ business, the 2006 focus was on adding synergistic products that fit into our model and allow us to drive both top-line and bottom-line growth and increase overall value for our shareholders.”

“In August, we announced our exclusive, ten-year distribution agreement with screenprinting equipment manufacturer MHM Siebdruckmaschinen of Austria, creating our first product expansion outside of the Tajima line of equipment and allowing for a more diverse product portfolio. The MHM opportunity also provided for geographic expansion outside the U.S. The MHM line of equipment has been well-received, as both new and existing customers are realizing the value that Hirsch adds with each piece of equipment sold, from superior service to leading customer support and more. As we continue to ramp up the ‘MHM North America by Hirsch’ business, we are confident that this division, combined with our ‘Tajima USA’ business, will drive greater earnings for Hirsch moving forward.”

Mr. Gallagher concluded, “With a proven business model designed to drive top and bottom-line growth, our high-quality product offerings and a strong balance sheet including $14.5 million in cash we believe we have built a solid platform for growth. We are aggressively looking for expansion opportunities in and around the $6 billion decorated apparel market and beyond that will provide the type of growth and that is directly accretive to earnings and shareholder value.”

About Hirsch International Corp.

Hirsch is the leading provider of advanced computerized commercial embroidery systems and support services in the United States. The Company offers single and multi-head embroidery machines; proprietary application software; embroidery parts, supplies and accessories; and technical service and support. Hirsch's customers include contract embroiderers, manufacturers of apparel and fashion accessories, retail stores, and embroidery entrepreneurs. The Company is the country's leading single source provider of Tajima embroidery systems, marketed under the name "Tajima USA Sales & Support by Hirsch."

Additionally, on August 2, 2006 Hirsch announced that it has entered into an exclusive ten-year distribution agreement with MHM Siebdruckmaschinen GmbH for the distribution and support of MHM screenprinting equipment in North America. MHM’s product line will be marketed under the name “MHM North America by Hirsch”. On January 25, 2007, the Company announced an exclusive ten-year distribution agreement with SEIT Electronica SRL based in Italy. Hirsch will provide sales and support services for the SEIT line of laser application equipment throughout the U.S.

Hirsch, lead by a strong and experienced management team, is focused on continuing to grow its core business through sound acquisitions of products and processes, as well as through related business ventures in which the Company can build and maximize stockholder value. The Company was founded in 1970 and is headquartered in Hauppauge, NY.

Safe Harbor Statement

This press release contains forward-looking statements set within the meaning of the Private Securities Litigation Reform Act of 1955. Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The Company noted that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Form 10-K for fiscal 2006, which discussion is incorporated herein by reference. Readers are also urged to read the periodic filings and current reports on Form 8-K of the Company.

Contacts:

Paul Gallagher

President and Chief Executive Officer

Hirsch International Corp.

631.701.2211

pgallagher@hirschintl.com

Beverly Eichel

Chief Financial Officer

Hirsch International Corp.

631.701.2169

beichel@hirschintl.com

HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	January 28,

	2006	2006
ASSETS	(unaudited)

Cash and cash equivalents (includes restricted cash)	$ 14,498	$13,676

Accounts receivable, net	5,756	4,929

Inventories, net	5,710	4,128

Other current assets	367	513

Property, plant and equipment, net	319	1,574

Other assets	538	1,534

TOTAL ASSETS	$27,188	$26,354

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable and accrued expenses	$ 10,058	$9,428

Customer deposits and other	457	430

Other current liabilities	140	1,270

Other long term liabilities – less current maturities	120	-

Deferred gain on sale of building	-	608

TOTAL LIABILITIES	10,775	11,736

TOTAL STOCKHOLDERS' EQUITY	16,413	14,618

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,188	$26,354

HIRSCH INTERNATIONAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2006	Three Months Ended January 28, 2006	Eleven Months Ended December 31, 2006	Twelve Months Ended January 28, 2006

NET SALES	$15,224	$11,974	$49,912	$51,139

COST OF SALES	9,820	7,660	32,416	34,033

GROSS PROFIT	5,404	4,314	17,496	17,106

OPERATING EXPENSES
Selling, general and administrative expenses	4,431	4,563	15,359	16,337
Severance costs	-	-	-	147

Total operating expenses	4,431	4,563	15,359	16,484

OPERATING INCOME (LOSS)	973	(249)	2,137	622

OTHER EXPENSE	918	495	752	500

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND DISCONTINUED OPERATIONS	55	(744)	1,385	122

INCOME TAX PROVISION (BENEFIT)	20	(6)	53	32

INCOME (LOSS) FROM CONTINUING OPERATIONS	35	(738)	1,332	90

INCOME FROM DISCONTINUED OPERATIONS	-	447	-	447

NET INCOME (LOSS)	$ 35	($ 291)	$ 1,332	$537

INCOME/(LOSS) PER SHARE:
BASIC:
Income (loss) from continuing operations	$0.01	($0.09)	$0.16	$0.01
Income from discontinued operations	-	$.05	-	0.05

Net income (loss)	$0.01	($.04)	$0.16	$0.06

DILUTED:
Income (loss) from continuing operations	$0.01	($0.07)	$0.14	$0.01
Income from discontinued operations	-	$0.05	-	0.05

Net income (loss	$0.01	($0.02)	$0.14	$0.06

WEIGHTED AVERAGE NUMBER OF SHARES IN THE CALCULATION OF INCOME (LOSS) PER SHARE
Basic	8,658	8,487	8,538	8,481
Diluted	9,869	9,623	9,724	9,617